                                                                  EXHIBIT 4(A)

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                           THE HILLHAVEN CORPORATION

                                      and

                                  VENCOR, INC.

                                       to

                                  ------------

                      STATE STREET BANK AND TRUST COMPANY,

                                    Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 27, 1995

                                  ------------

                                  $175,000,000

                       10-1/8% Senior Subordinated Notes
                                    due 2001








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
         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 27, 1995, among THE HILLHAVEN CORPORATION, a Nevada corporation ("Hillhaven"), VENCOR, INC., a Delaware corporation ("Vencor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation (the "Trustee").

         WHEREAS, Hillhaven and the Trustee are parties to an Indenture, dated as of September 2, 1993 (the "Indenture"), pursuant to which Hillhaven issued its 10-1/8% Senior Subordinated Notes due 2001 (the "Notes");

         WHEREAS, Hillhaven has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 23, 1995, as amended and restated as of July 31, 1995, between Vencor and Hillhaven, pursuant to which Hillhaven is to be merged with and into Vencor with Vencor being the surviving corporation in compliance with Section 801 of the Indenture; and Hillhaven and Vencor have delivered to the Trustee their respective Officers' Certificates and opinions of Counsel, each stating, among other things, that the Supplemental Indenture complies with the Indenture;

         WHEREAS, Section 901 of the Indenture provides, among other things, that Hillhaven, when authorized by a Board Resolution (as defined in the Indenture), and the Trustee, at any time and from time to time may, without prior notice to or the consent of any of the Holders (as defined in the Indenture), enter into one or more indentures supplemental to the Indenture, in a form satisfactory to the Trustee, to evidence succession of another Person (as defined in the Indenture) to Hillhaven and the assumption by such Person of all of the obligations, including the performance of all covenants contained in the Indenture, of Hillhaven under the Notes and the Indenture;

         WHEREAS, Hillhaven and Vencor have jointly offered to purchase for cash any and all of the outstanding Notes upon terms and subject to conditions set forth in the Offer to Purchase and Consent Solicitation (the "Offer to Purchase and Consent Solicitation"), dated August 15, 1995, as supplemented by the Supplement (the "Supplement"), dated September 13, 1995, to the Offer to Purchase and Consent Solicitation and in the accompanying Second Letter of Transmittal and Consent (which, together with the blue Letter of Transmittal and Consent distributed with the Offer to Purchase and Consent Solicitation, collectively constitute the "Offer"), pursuant to which, among other things, Hillhaven and Vencor are soliciting consents to certain proposed amendments to the Indenture as described in the Offer to Purchase and Consent Solicitation, as supplemented by the Supplement;
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         WHEREAS, Section 902 of the Indenture provides, among other things, that Hillhaven, when authorized by a Board Resolution, and the Trustee, at any time and from time to time may, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (the "Requisite Consents"), may enter into one or more indentures supplemental to the Indenture, in form and substance satisfactory to the Trustee, for the purpose of adding certain provisions to or changing in any manner or eliminating certain provisions of the Indenture or of modifying in certain manners the rights of the Holders under the Indenture, the Notes or any Guarantee (as defined in the Indenture);

         WHEREAS, Hillhaven and Vencor have obtained the Requisite Consents to amend the Indenture as provided herein and have delivered or caused to be delivered such Consents to the Trustee, all as provided in Section 902 of the Indenture;

         WHEREAS, the execution and delivery of this instrument has been duly authorized by Board Resolution, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders, as follows:


                                   ARTICLE I

                           ASSUMPTION AND SECURITIES

         Section 1.1. Vencor hereby assumes, effective as of the Effective Time (as defined in the Merger Agreement), all of the obligations, including the performance of all covenants contained in the Indenture, of Hillhaven under the Notes and the Indenture.


                                   ARTICLE II

                          AMENDMENTS TO THE INDENTURE

         Section 2.1. Effective as of the Acceptance Date (as defined in the Offer to Purchase and Consent

Solicitation, as supplemented by the Supplement), the Indenture is amended as follows:

         Section 501.

                 (i) To amend Section 501(c)(i) in its entirety to read as follows:

                 "(i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or of any Guarantor under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (a) or (b) or subclauses
                 (ii), (iii) or (iv) of this clause (c) or pursuant to Sections 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1013,
                 1014, 1016, 1017 or 1019 of this Indenture and such default or breach shall continue for a period of 30 days after written notice has been given by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities;"

                 (ii) To delete the text of Sections 501(d), 501(e) and 501(f) in its entirety and replace such text in each instance with the text "[intentionally omitted]."

         Section 801.  To delete the text of clauses (ii), (iii) and (iv) of
Section 801(a) in its entirety and replace such text in each instance with the text "(intentionally omitted]."

         Section 1004. To delete the text of Section 1004 in its entirety and replace such text with the text "(intentionally omitted]."

         Section 1005. To delete the text of Section 1005 in its entirety and replace such text with the text "(intentionally omitted]."

         Section 1006. To delete the text of Section 1006 in its entirety and replace such text with the text "(intentionally omitted]."

         Section 1007. To delete the text of Section 1007 in its entirety and replace such text with the text "[intentionally omitted]."
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         Section 1008.  To delete the text of Section 1008 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1009. To delete the text of Section 1009 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1010. To delete the text of Section 1010 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1011. To delete the text of Section 1011 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1012. To delete the text of Section 1012 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1013. To delete the text of Section 1013 in its entirety and replace such text with the text "(intentionally omitted]."

         Section 1014. To delete the text of Section 1014 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1016. To delete the text of Section 1016 in its entirety and replace such text with the text "(intentionally omitted]."

         Section 1017. To delete the text of Section 1017 in its entirety and replace such text with the text "[intentionally omitted]."

         Section 1019. To delete the text of Section 1019 in its entirety and replace such text with the following text:

                 "The Company will deliver to the Trustee on or before a date not more than 120 days after the end of each Fiscal Year of the Company ending after the date hereof a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating, whether or not, after a review of the activities of the Company during such year and the Company's performance under this Indenture to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance (such compliance to be determined without regard to any period of grace or requirement of notice provided under the

                 Indenture) with all conditions and covenants under the Indenture throughout such year and if there has been a Default, specifying each Default and the nature and status thereof."

                                  ARTICLE III

                                 MISCELLANEOUS

         Section 3.1. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.

         Section 3.2. Each of Vencor and the Trustee hereby confirms and reaffirms the Indenture in every particular, except as modified, supplemented and expressly amended by this Supplemental Indenture.

         Section 3.3. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.4. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors under the Indenture, as supplemented by this Supplemental Indenture, any Paying Agent (as defined in the Indenture) the holders and the Holders of Senior Indebtedness (as defined in the Indenture)) any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented by this Supplemental Indenture.

         Section 3.5. This instrument may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to be an original of this Supplemental Indenture.

         Section 3.6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

         Section 3.7. Upon the execution and effectiveness of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or
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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         THE HILLHAVEN CORPORATION


                                         By   /s/ ROBERT F. PACQUER
                                            ----------------------------------
                                            Name:  Robert F. Pacquer
                                            Title: Sr. Vice President

Attest:

By   /s/ RICHARD P. ADCOCK
  ----------------------------------
  Name: Richard P. Adcock
  Title: Secretary

                                         VENCOR, INC.


                                         By
                                            ----------------------------------
                                            Name:
                                            Title:

Attest:

By
  ----------------------------------
  Name:
  Title:


                                         STATE STREET BANK AND TRUST
                                         COMPANY, as Trustee as aforesaid


                                         By
                                            ----------------------------------
                                            Name:
                                            Title:

Attest:

By
  ----------------------------------
  Name:
  Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          THE HILLHAVEN CORPORATION


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:
Attest:

By
  ----------------------------------
  Name:
  Title:

                                          VENCOR, INC.


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

Attest:

By
  ----------------------------------
  Name:
  Title:


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee as aforesaid


                                          By   /s/ BRIAN J. CURTIS
                                            ----------------------------------
                                            Name:  Brian J. Curtis
                                            Title: Assistant Vice President

Attest:

By   /s/ ANDREW M. SINASKY
  ----------------------------------
  Name:  Andrew M. Sinasky
  Title: Assistant Secretary

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          THE HILLHAVEN CORPORATION


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:
Attest:

By
  ----------------------------------
  Name:
  Title:

                                          VENCOR, INC.

                                          By   /s/ W. EARL REED, III
                                            ----------------------------------
                                            Name:  W. Earl Reed, III
                                            Title: Vice President of Finance
                                                   and Development

Attest:

By   /s/ JUNE N. KING
  ----------------------------------
  Name:  June N. King
  Title: Assistant Secretary


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee as aforesaid


                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

Attest:

By
  ----------------------------------
  Name:
  Title:

thereafter authenticated and delivered under the Indenture shall be bound by this Supplemental Indenture.